Exhibit 99.1

EyePoint Pharmaceuticals Announces Preliminary Net Product Revenue for Third Quarter 2020

- Q3 2020 net product revenues are estimated to be between $5.5 - $5.9 million, as healthcare facilities began reopening from COVID-19 closures –

- Sequential increase in underlying customer demand for both YUTIQ and DEXYCU from Q2 2020

WATERTOWN, Mass., October 7, 2020 - EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing innovative ophthalmic products, today reported preliminary, unaudited, net product revenue estimates for the third quarter 2020. For the third quarter ended September 30, 2020, net product revenues are estimated to be between $5.5 and $5.9 million, compared to net product revenues of $3.7 million reported for the second quarter ended June 30, 2020. This increase was driven by a sequential increase in customer demand for both YUTIQ® and DEXYCU® during the quarter as regions of the United States began reopening following COVID-19-related closures.

“We were pleased to see the continued return of customer demand for both YUTIQ and DEXYCU during the third quarter of 2020, as more healthcare facilities re-opened for business and resumed patient treatment,” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “Customer demand trends for the third quarter exceeded the second quarter and are approaching pre-COVID-19 pandemic levels, highlighting a promising recovery. We believe our products offer physicians distinct advantages including single-injection, long-lasting activity, fewer office visits and less contact with patients’ eyes and face. We hope to continue this momentum in the fourth quarter through our recent U.S. commercial alliance with ImprimisRx for DEXYCU and increased in-office physician education for YUTIQ.”

Estimated net product revenue for the third quarter ended September 30, 2020, consists of $3.4-$3.5 million for YUTIQ and $2.1-$2.4 million for DEXYCU.

Customer demand for YUTIQ, represented as units purchased by physicians from the Company’s distributors, was approximately 450 units in Q3 2020 as compared to 428 units in Q2 2020. Customer demand for DEXYCU, represented as units purchased by ambulatory surgery centers from the Company’s distributors, was approximately 4,700 units in Q3 2020 as compared to 2,096 units in Q2 2020.

The preliminary third quarter net product revenue results included in this release were calculated prior to the completion of a review by the Company’s independent registered public accounting firm and are therefore subject to adjustment. The Company plans to provide additional financial information, including total revenue, in its third quarter financial results release that is expected in November 2020.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals, Inc. (www.eyepointpharma.com) is a pharmaceutical company committed to developing and commercializing innovative ophthalmic products in indications with high unmet medical need to help improve the lives of patients with serious eye disorders. The Company currently has two commercial products: DEXYCU®, the first approved intraocular product for the treatment of postoperative inflammation, and YUTIQ®, a three-year treatment of chronic non-infectious uveitis affecting the posterior segment of the eye. The Company's pipeline leverages its proprietary bioerodible Durasert® technology for extended intraocular drug delivery including EYP-1901, a potential six-month anti-VEGF therapy initially targeting wet age-related macular degeneration. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts with offices in Basking Ridge, New Jersey. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect, plan or believe may occur in the future, including but not limited to statements about our expectations regarding the extent to which our business could be adversely impacted by the effects of the COVID-19 coronavirus pandemic, as well as the timing and clinical development of our product candidates, including EYP-1901; and the potential for EYP-1901 as a vital, novel six-month treatment for serious eye diseases, including wet age-related macular degeneration, diabetic retinopathy and retinal vein occlusion. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: the extent to which COVID-19 impacts our business; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the development of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales of ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema, or DME; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to commercialize ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye in the territories in which Alimera is licensed to do so; our ability to market and sell products; the success of current and future license agreements, including our agreement with Equinox Science; termination or breach of current license agreements, including our agreement with Equinox Science; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contacts

Investors:
Argot Partners

Sam Martin or Joe Rayne

212-600-1902

eyepoint@argotpartners.com

Media:
Thomas Gibson

201-476-0322
tom@tomgibsoncommunications.com